Exhibit 21.1

Subsidiaries of the registrant

Direct and Indirect Subsidiaries	Jurisdiction of Organization	Ownership
Sohu.com Limited	Cayman Islands	100%
Sohu.com (Hong Kong) Ltd.	Hong Kong	100%
Beijing Sohu Interactive Software Co., Ltd.	People’s Republic of China	100%
Beijing Sohu New Era Information Technology Co., Ltd.	People’s Republic of China	100%
Beijing Sohu New Momentum Information Technology Co., Ltd.	People’s Republic of China	100%
Beijing Sohu New Media Information Technology Co., Ltd.	People’s Republic of China	100%
Beijing Sohu Software Technology Co., Ltd.	People’s Republic of China	100%
Beijing Focus Time Advertising Media Co., Ltd.	People’s Republic of China	100%
Go2Map Inc.	Cayman Islands	100%
Go2Map Software (Beijing) Co., Ltd.	People’s Republic of China	100%
Fox Video Investment Holding Limited	Cayman Islands	100%
Fox Video Limited	Cayman Islands	100%
Fox Video (HK) Limited	Hong Kong	100%
Fox Information Technology (Tianjin) Limited	People’s Republic of China	100%
Sohu.com (Search) Limited	Cayman Islands	100%
Sogou Inc.	Cayman Islands	42%
Sogou (BVI) Limited	British Virgin Islands	42%
Sogou Hong Kong Limited	Hong Kong	42%
Beijing Sogou Technology Development Co., Ltd.	People’s Republic of China	42%
Vast Creation Advertising Media Services Limited	Hong Kong	42%
Beijing Sogou Network Technology Co., Ltd	People’s Republic of China	42%
Focus Investment Holding Limited	Cayman Islands	100%
Sohu Focus Limited	Cayman Islands	100%
Sohu Focus (HK) Limited	Hong Kong	100%
All Honest International Limited	British Virgin Islands	100%
Sohu.com (Game) Limited	Cayman Islands	100%
Changyou.com Limited	Cayman Islands	68%
Changyou.com (HK) Limited	Hong Kong	68%
Changyou.com Webgames (HK) Limited	Hong Kong	68%
7Road.com Limited	Cayman Islands	68%
7Road.com HK limited	Hong Kong	68%
Shenzhen 7Road Network Technologies Co., Ltd	People’s Republic of China	68%
Beijing AmazGame Age Internet Technology Co., Ltd.	People’s Republic of China	68%
Beijing Yang Fan Jing He Information Consulting Co., Ltd.	People’s Republic of China	68%
Shanghai Jingmao Culture Communication Co., Ltd.	People’s Republic of China	68%
Shanghai Hejin Data Consulting Co., Ltd.	People’s Republic of China	68%
Beijing Changyou Jingmao Film & Culture Communication Co., Ltd.	People’s Republic of China	68%

Beijing Changyou Gamespace Software Technology Co., Ltd.	People’s Republic of China	68%
Changyou.com (UK) Company Limited	United Kingdom	68%
Changyou.com India Private Limited	India	68%
CHANGYOU BİLİŞİM HİZMETLERİ TİCARET LİMİTED ŞİRKETİ	Turkey	68%
Changyou.com Gamepower (HK) Limited	Hong Kong	68%
Changyou.com Korea LLC	Korea	68%
Changyou.com Gamestar (HK) Limited	Hong Kong	68%
Changyou.com (US) LLC.	United States	68%
Changyou My Sdn. Bhd	Malaysia	68%
ICE Entertainment (Hong Kong) Limited	Hong Kong	68%
ICE Information Technology (Shanghai) Co., Ltd.	People’s Republic of China	68%
Kylie Enterprises Limited	British Virgin Islands	68%
Mobogarden Enterprises Limited	British Virgin Islands	68%
Heroic Vision Holdings Limited	British Virgin Islands	68%
TalkTalk Limited	British Virgin Islands	50%
RaidCall (HK) Limited	Hong Kong	50%
Beijing Changyou RaidCall Internet Technology Co., Ltd.	People’s Republic of China	50%
Changyou.com (TH) Limited	Thailand	68%
Changyou.com Rus Limited	Russia	68%
PT.CHANGYOU TECHNOLOGY INDONESIA	Indonesia	68%
Changyou Middle East FZ-LLC	United Arab Emirates	68%
Chagnyou.com Technology Brazil Desenvolvimento De Programas LTDA	Brazil	68%
Greative Digital Limited	Hong Kong	68%
MoboTap Inc.	Cayman	35%
MoboTap Inc. Limited	Hong Kong	35%
MoboTap Inc.	United States	35%
Muse Entertainment Limited	Hong Kong	35%
Dolphin Browser Inc.	Japan	28%
Dstore Technology Limited	Hong Kong	27%
Baina Zhiyuan(Beijing) Technology Co., Ltd.	People’s Republic of China	35%
Baina Zhiyuan(Chengdu) Technology Co., Ltd.	People’s Republic of China	35%